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                                                                   EXHIBIT 23.1

The Board of Directors of
 New Century Financial Corporation:

We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Consolidated Financial and Other Data" and "Experts" in the Prospectus.

                                          KPMG Peat Marwick LLP
                                            /s/

Orange County, California
April 17, 1997